EXHIBIT 1


                            JOINT FILING AGREEMENT


            This will confirm the agreement by and between all of the undersigned that the Schedule 13D filed on or about this date with respect to the beneficial ownership by the undersigned of Class B Ordinary Shares of Buenos Aires Embotelladora S.A. (Buenos Aires Bottling Company Inc.) is being, and any and all amendments to such Schedule may be, filed on behalf of each of the undersigned. This Agreement may be executed in two or more counterparts, each of which will be deemed an original, but all of which together shall constitute one and the same instrument.

Dated: March 8, 1999

                                          CITIBANK, N.A.

                                          By: /s/ Glenn S. Gray
                                              ----------------------------------
                                              Name: Glenn S. Gray
                                              Title: Vice President and
                                                     Assistant Secretary



                                          CITICORP

                                          BY: /s/ Glenn S. Gray
                                              ----------------------------------
                                             Name: Glenn S. Gray
                                             Title: Assistant Secretary



                                          CITIGROUP INC.

                                          BY: /s/ Glenn S. Gray
                                              ----------------------------------
                                             Name: Glenn S. Gray
                                             Title: Assistant Secretary





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